SCHEDULE B
RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Delaware Investments Family of Funds? Rule 10f-3 Procedures
(Sub-Adviser Name)

1. Name of Fund: Delaware VIP High Yield Series
2. Name of Issuer: Gardner Denver Inc.

3. Underwriter from whom purchased: Deutsche Bank AG

4. Affiliated Underwriter managing or participating in underwriting syndicate: Deutsche Bank, Citigroup, Barclays, UBS, Mizuho, RBC, Macquarie Capital, HSBC

5. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: $1,000,000

6. Aggregate principal amount of offering: $675,000,000

7. Purchase price (net of fees and expenses): $100.00

8. Offering price at close of first day on which any sales were made: No sales

9. Date of Purchase: July 22, 2013

10. Date offering commenced: July 17, 2013

11. Commission, spread or profit: _____________%  $______ / share

12. Have the following conditions been satisfied? Yes No

a.    The securities are:
part of an issue registered under the Securities Act of 1933 which is being offered to the public;
X
___
part of an issue of Government Securities;
___
X
Eligible Municipal Securities;
___
X
sold in an Eligible Foreign Offering; OR
___
X
sold in an Eligible Rule 144A Offering?
(See Rule 10f-3 Procedures for definitions of defined terms used herein.)
X
___

b.   (1) The securities were purchased prior to the end of the first day on  which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

X
___
     (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

___
X
c.   The underwriting was a firm commitment underwriting?

___
___
d.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

X
___
e.   The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?

X
___
f.   (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investments companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

___
___
      (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

      (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

      (ii) The principal amount of the offering of such class in any concurrent public offering?

X
___
g.   (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

X
___
     (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

___
___
h.   Information has or will be timely supplied to an appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Funds? Board of Directors?

X
___

All purchases described in this report were executed in compliance with Rule 10f-3 and the Rule 10f-3 procedures adopted by the Board of Directors of the Delaware Investments Family of Funds.

I have submitted these answers and completed this form based on all available information.

Name: /s/ Brian Hannon

Title: VP, Fixed Income High-Yield Trading

Date: July 22, 2013

SCHEDULE B
RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Delaware Investments Family of Funds? Rule 10f-3 Procedures
(Sub-Adviser Name)

13. Name of Fund: Delaware VIP REIT Series (NJ)
14. Name of Issuer: Hilton Worldwide Holdings Inc.

15. Underwriter from whom purchased: Deutsche Bank Alex Brown

16. Affiliated Underwriter managing or participating in underwriting syndicate: Macquarie

17. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: $30,000,000 (150,000 shares)

18. Aggregate principal amount of offering: $2,353,800,000 (117,640,000 shares)

19. Purchase price (net of fees and expenses): $20.00

20. Offering price at close of first day on which any sales were made: $21.83

21. Date of Purchase: December 12, 2013

22. Date offering commenced: December 12, 2013

23. Commission, spread or profit: _____________%  $0.42 / share

24. Have the following conditions been satisfied? Yes No

a.    The securities are:
part of an issue registered under the Securities Act of 1933 which is being offered to the public;
X
___
part of an issue of Government Securities;
___
X
Eligible Municipal Securities;
___
X
sold in an Eligible Foreign Offering; OR
___
X
sold in an Eligible Rule 144A Offering?
(See Rule 10f-3 Procedures for definitions of defined terms used herein.)
___
X

b.   (1) The securities were purchased prior to the end of the first day on  which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

X
___
     (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

___
X
c.   The underwriting was a firm commitment underwriting?

X
___
d.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

X
___
e.   The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?

X
___
f.   (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investments companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

X
___
      (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

      (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

      (ii) The principal amount of the offering of such class in any concurrent public offering?

__
___
g.   (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

X
___
     (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

___
___
h.   Information has or will be timely supplied to an appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Funds? Board of Directors?

X
___

All purchases described in this report were executed in compliance with Rule 10f-3 and the Rule 10f-3 procedures adopted by the Board of Directors of the Delaware Investments Family of Funds.

I have submitted these answers and completed this form based on all available information.

Name: /s/ Babak Zenouzi

Title: SVP, Senior Portfolio Manager

Date: December 19, 2013

SCHEDULE B
RULE 10f-3 REPORT FORM
Record of Securities Purchased
Under the Delaware Investments Family of Funds? Rule 10f-3 Procedures
(Sub-Adviser Name)

25. Name of Fund: Delaware VIP Small Cap Value Series (F2)
26. Name of Issuer: Pinnacle Foods Inc.

27. Underwriter from whom purchased: Barclays

28. Affiliated Underwriter managing or participating in underwriting syndicate: Macquarie

29. Aggregate principal amount of purchase by all investment companies advised by the
   Adviser: $1,337,500 (50,000 shares)

30. Aggregate principal amount of offering: $474,750,000 (17,000,000 shares)

31. Purchase price (net of fees and expenses): $26.75

32. Offering price at close of first day on which any sales were made: $26.55

33. Date of Purchase: December 12, 2013

34. Date offering commenced: December 12, 2013

35. Commission, spread or profit: _____________%  $0.601875 / share

36. Have the following conditions been satisfied? Yes No

a.    The securities are:
part of an issue registered under the Securities Act of 1933 which is being offered to the public;
X
___
part of an issue of Government Securities;
___
___
Eligible Municipal Securities;
___
___
sold in an Eligible Foreign Offering; OR
___
___
sold in an Eligible Rule 144A Offering?
(See Rule 10f-3 Procedures for definitions of defined terms used herein.)
___
___

b.   (1) The securities were purchased prior to the end of the first day on  which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR

X
___
     (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

___
___
c.   The underwriting was a firm commitment underwriting?

X
___
d.   The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period?

X
___
e.   The issuer of the securities, except for Eligible Municipal Securities, and its predecessors has been in continuous operation for not less than three years?

X
___
f.   (1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investments companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

X
___
      (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

      (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

      (ii) The principal amount of the offering of such class in any concurrent public offering?

__
___
g.   (1) No affiliated underwriter of the Purchasing Fund was a direct or indirect participant in or beneficiary of the sale; OR

X
___
     (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

___
___
h.   Information has or will be timely supplied to an appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to the Funds? Board of Directors?

X
___

All purchases described in this report were executed in compliance with Rule 10f-3 and the Rule 10f-3 procedures adopted by the Board of Directors of the Delaware Investments Family of Funds.

I have submitted these answers and completed this form based on all available information.

Name: /s/ Christopher Beck

Title: SVP, Senior Portfolio Manager

Date: December 19, 2013

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